Independent Auditors Consent



To the Shareholders and Board of Trustees of Smith Barney Principal Return Fund:

We consent to the use of our report, as listed below, with respect to the Funds Smith Barney Principal Return Fund incorporated herein by reference and to the references to our Firm under the heading Financial Highlights" in the Prospectus and Counsel and Auditors" in the Statement of Additional Information.


Fund							Date of Independent Auditors Report

Security and Growth Fund			January 13, 1997

Zeros Plus Emerging Growth Series 2000	January 13, 1997

Zeros Plus Emerging Growth Series 1998	January 13, 1997




							KPMG Peat Marwick LLP



New York, New York
March 26, 1997